                                                                     EXHIBIT  21


                                        NORAM ENERGY CORP.

DIVISIONS:
Arkla
Entex
Minnegasco
NorAm Trading & Transportation Group

SUBSIDIARIES:

AER - Arkansas Gas Transit Company
                 Subsidiaries:    Blue Jay Gas Company
                                  Raven Gas Company
ALG Gas Supply Company
                 Subsidiaries:    ALG Gas Supply Company of Arkansas
                                  ALG Gas Supply Company of Kansas
                                  ALG Gas Supply Company of Louisiana
                                  ALG Gas Supply Company of Oklahoma
                                  ALG Gas Supply Company of Texas
Allied Materials Corporation
Arkansas Louisiana Finance Corporation
Arkla Finance Corporation
Arkla Industries Inc.
Arkla Products Company
Entex Coal Company
Entex Gas Marketing Company
Entex NGV, Inc.
Entex Oil Company
Entex Oil & Gas Co.
Industrial Gas Supply Corporation
Intex, Inc.
Louisiana Unit Gas Transmission Company
Minnesota Intrastate Pipeline Company
Mississippi River Transmission Corporation
                 Subsidiaries:    MRT Services Company
National Furnace Company
NorAm Consumer Services, Inc.
NorAm Damage Prevention, Inc.
NorAm Energy Management, Inc.
NorAm Energy Services, Inc.
NorAm Field Services Corp.
NorAm Financing I  (Trust)
NorAm Funds Management, Inc.
NorAm Gas Processing Company
NorAm Gas Transmission Company
NorAm Hub Services Inc.
NorAm Latin America, Inc.
                 Subsidiary:  NorAm De Mexico S.A. de C.V.
NorAm Trading and Transportation Group, Inc.
NorAm Utility Services, Inc.
Unit Gas, Inc.
Unit Gas Transmission Company
United Gas, Inc.